SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                      ----------------------------------


                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                 MUNIHOLDINGS FLORIDA INSURED FUND II
-----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


    Massachusetts                            Applied For
----------------------                  ---------------------
(State of incorporation                 (IRS employer
or organization)                        identification no.)


MuniHoldings Florida                            08536
Insured Fund II                         ---------------------
800 Scudders Mill Road                        (zip code)
Plainsboro, New Jersey
-----------------------
(Address of principal
executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be          Name of each exchange on which
so registered                      each class is to be registered
-------------------------          ------------------------------

Common shares of beneficial        New York Stock Exchange
interest, par value $.10
per share


Securities to be registered pursuant to Section 12(g) of the Act:

None


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of Capital Shares" in the Registrant's preliminary prospectus dated January 7, 1998 forming a part of the Registrant's Registration Statement on Form N-2 (No. 333-42055) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on January 7, 1998, is incorporated herein by reference.


ITEM 2.  EXHIBITS.

     (I)  The following exhibits have been filed with the Commission:

          (1)  Form of Certificate for Common Shares.*

          (2) Portions of the Declaration of Trust and the By-Laws of the Registrant defining the rights of holders of Common Shares**



    (II) The following exhibits are to be filed with the New York Stock Exchange only:

          (1)  Not applicable.
          (2)  Not applicable.
          (3)  Not applicable.
          (4)  (a) Declaration of Trust of the Registrant.
               (b) By-Laws of the Registrant.
          (5)  Specimen Certificate for Common Shares.
          (6)  Not applicable.









---------------------
*    Incorporated   by  reference  to  Exhibit  (d)(2)  to  the  Registration
     Statement.

**   Incorporated  by reference  to  Exhibit  (d)(1)  to  the    Registration
     Statement.





                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         MUNIHOLDINGS FLORIDA INSURED FUND II


                         (Registrant)



                         By:  /s/ Alice A. Pellegrino
                              ---------------------------
                              Alice A. Pellegrino
                              Assistant Secretary


February 25, 1998



                               BROWN & WOOD LLP
                            One World Trade Center
                        New York, New York 10048-0557
                           Telephone (212) 839-5300
                           Facsimile (212) 839-5599

                                            February 25, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.


Judiciary Plaza
Washington, D.C.  20549

Attention:  Division of Investment Management

     Re:  MuniHoldings Florida Insured Fund II
          Registration Statement on Form 8-A under
          the Securities Exchange Act of 1934
          ----------------------------------------

Ladies and Gentlemen:

     On behalf of MuniHoldings Florida Insured Fund II (the "Fund"), enclosed for filing with the Securities and Exchange Commission (the "Commission") is the Fund's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Pursuant to Part A of the General Instructions to Form 8-A, a Registration Statement automatically becomes effective under the Exchange Act upon the later of the following three events:


     1. Receipt by the Commission of a certification from the national securities exchange upon which the Fund's shares will be listed;

     2. Effectiveness of the Fund's Registration Statement on Form N-2 under the Securities Act of 1933 relating to the class of securities being registered under the Exchange Act; and

     3.   Filing of Form 8-A with the Commission.

     We have been informed by representatives of the New York Stock Exchange that a certification with respect to the Fund's common shares previously has been forwarded to the Commission, and we have been informed by the staff of the Division of Investment Management that the Fund's Registration Statement on Form N-2 (File No. 333-42055) was declared effective under the Securities Act at 4:00 p.m. on Friday, February 20, 1998.

     Therefore, the Fund's Registration Statement on Form 8-A automatically will become effective under the Exchange Act upon filing with the Commission.

                                   Very truly yours,


                                   /s/ Julie L. Wilson
                                   ----------------------------
                                   Julie L. Wilson
                                   Associate Awaiting Admission

Enclosure